UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2018

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-25927	38-3391345
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan	49424
(Address of principal executive offices)	(Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Macatawa Bank Corporation's (the "Company") annual meeting of shareholders was held on May 8, 2018.  At that meeting, the shareholders voted on three proposals and cast their votes as described below.

Proposal 1

Three nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
	For	Withheld	Broker Non-Votes
Ronald L. Haan	19,503,643	1,708,177	9,678,573
Douglas B. Padnos	19,463,601	1,748,218	9,678,573
Thomas P. Rosenbach	19,483,152	1,728,667	9,678,573

Proposal 2

Proposal 2 was a non-binding, advisory vote on the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement. This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
19,027,915	2,042,486	141,415	9,678,573

A non-binding advisory proposal to approve compensation of the named executive officers will next occur in connection with the Company's 2019 annual meeting of shareholders.

Proposal 3

Proposal 3 was a proposal to ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2018, as described in the proxy statement.  This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
28,953,608	1,743,544	187,355	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2018	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets
Chief Financial Officer